Exhibit 99.1

FIRST AMENDMENT TO TRANSITION AGREEMENT

THIS FIRST AMENDMENT TO TRANSITION AGREEMENT (this “Amendment”) is made and entered into as of August 16, 2011 by and among TMS International Corp., a Delaware corporation formerly known as Metal Services Acquisition Corp. (“Parent”1), Tube City IMS Corporation, a Delaware corporation (the “Company”), I Michael Coslov ( “Executive”), IMC Tube City Investments, LLC (“IMC LLC”) and IMC Tube City Holdings, Inc. (“IMC Holdings,” together with IMC LLC, the “IMC Entities”), and amends the Transition Agreement, made and entered into as of July 24, 2009 among Parent, the Company, the Executive, and each of the IMC Entities (the “Agreement”). Parent, the Company, Executive, and the IMC Entities are collectively referred to in this Amendment as the “Parties”.

RECITALS

A. Executive wishes to resign from all of his positions on the Boards of Directors of Parent, the Company and any direct or indirect subsidiary thereof, including but not limited to his positions as non-executive Chairman of such Boards, in each case effective as of August 16, 2011 (the “Resignation Date”).

B. In connection with Executive’s resignation from all of such positions (the “Resignation”), the Parties wish to amend the Agreement in the manner set forth in this Amendment.

NOW THEREFORE, with the foregoing recitals being incorporated herein, in consideration of the mutual promises and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. Executive agrees to, and hereby does, resign from all of his positions on the Boards of Directors of Parent, the Company and any direct or indirect subsidiary thereof, including but not limited to his positions as non-executive Chairman of such Boards, in each case effective as of the Resignation Date. Executive agrees that the Resignation is not the result of any disagreement with Parent, the Company or any subsidiary thereof whether relating to the operations, policies, or practices of Parent or the Company or otherwise.

[1]	Note that Parent was referred to as “Buyer” in the Agreement.

3. The Agreement shall be amended, by and through this Amendment, so that the Extended Term will be terminated by the Resignation on the Resignation Date, but for purposes of Section 5 and Section 6 of the Agreement, including Executive’s entitlements thereunder, the termination of the Extended Term shall be treated in the same manner as if the stockholders of the Company had removed from the Board or failed to re-elect Executive to the Board thereby automatically terminating the Extended Term as of the Resignation Date.

4. Executive and each IMC Entity hereby reaffirm the release set forth in Section 7 of the Agreement, so that it is applicable to any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that any of them ever had or now has through the Resignation Date.

5. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

6. This Amendment shall be governed by and subject to the terms of Section 12(a) of the Agreement (relating to governing law, jurisdiction, and construction).

7. This Amendment may be executed in counterparts, including by fax or pdf, each of which, when taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment effective as of the day and year first above written.

TMS INTERNATIONAL CORP.		EXECUTIVE
(formerly known as Metal Services
Acquisition Corp.)

By:	/s/ Thomas E. Lippard	/s/ I Michael Colsov
Name:	Thomas E. Lippard	I Michael Coslov
Title:	Executive Vice President

TUBE CITY IMS CORPORATION		IMC TUBE CITY HOLDINGS, INC.

By:	/s/ Thomas E. Lippard	By:	/s/ I Michael Colsov
Name:	Thomas E. Lippard	Name:	I Michael Coslov
Title:	Executive Vice President	Title:	President

IMC TUBE CITY INVESTMENTS,
LLC.

		By:	/s/ Matthew H. Kamens
		Name:	Matthew H. Kamens
		Title:	Manager